MID-OK ENERGY PARTNERS
321 S. Boston, Suite 201
Tulsa, OK 74103

PARTICIPATION AND SUBSCRIPTION AGREEMENT

A.M.I. LEASES AND INITIAL TEST WELL

MAGNOLIA PROSPECT

T 8N R 5E SECTION 20-21

POTTAWATOMIE COUNTY, OKLAHOMA

Gentlemen,

Enclosed with this Participation Agreement you will find information regarding the referenced prospect. When accepted and executed by you, this letter will evidence the agreement between LJM Energy Corp. (hereafter "Participant") and Mid-OK Energy Partners ("Mid-OK") with respect to Participant as a cost-bearing working interest owner in Mid-OK's Magnolia Prospect ("Prospect"). This Prospect requires the drilling of a well ("Test Well") to The base of the Simpson formation at approximately 4550' drill depth in order to evaluate the productive potential of any/all of the several porosity/permeability zones within the Simpson, and all other potential productive zones at lesser depths (Earlsboro 3600', Misener 3975', Hunton 4000', Viola 4125' estimated drill depths). The terms of participation will be as follows:

1. Upon receipt of an invoice, Participant agrees to pay Mid-OK the sum of (refer to the attached "Exhibit A") $18,266.28 for a corresponding 3 % undivided interest in and to the Prospect ("Participant's Percentage"), including but not limited to the interests in the oil and gas leases currently held by Mid-OK ("Existing Leases") in an AMI (Area of Mutual Interest), and Mid-OK will deliver a 78.0% net revenue interest in such Existing Leases. Upon receipt of Participant's payment, Mid-OK shall assign to Participant its Participation Percentage in and to the Existing Leases.

2. Participant agrees to pay its Participation Percentage of Mid-OK's prospect fee of $30,000, the net amount of which equals $300 per 1% Working Interest as represented on the attached "Exhibit A". In addition Mid-OK Energy Partners will be entitled to share in 20% of the total Working Interest in the well, subject to first achieving "payout", defined as the point in time the working interest Participants, in the well, have received the 100% return of their total capital contributions to the venture. Mid-OK shall pay their share of the operating expenses of the well, attributable to their working interest.

3. The legal description of the Prospect is: SESWSE Section 20-21, T-8-N, R-5-E, Pottawattamie County, Oklahoma, and contains a total of 240 acres.

4. Within five (5) days of receipt of the enclosed invoice (refer to the attached "Exhibit A"), Participant agrees to pay and be responsible for $ 11,235 % 3

of the cost of drilling the test well to casing point. Subsequent to reaching casing point, and should Participant elect to participate in the completion of the test well, Participant shall pay only his "Participant's Percentage", being $ 7,031.28 % 3 of the cost of completing said test well. Participant agrees that on election to participate in completion of the Test Well, Participant will pay its proportionate share of the estimated completed well costs within forty eight (48) hours of such election. An Authority for Expenditure ("AFE") for the Test Well is attached hereto. Participant understands and agrees that the AFE is only an estimate and that it is obligated to pay its Participation Percentage of actual costs.

5. Mid-OK will be the Operator of the Test Well and the Prospect. Mid-Ok intends to contract with Basin Engineering for Contract operations of the well. Participant agrees to execute and return the enclosed Joint Operating Agreement ("JOA"). Participant understands and agrees that Mid-OK, in its sole discretion, shall determine the actual depth and location of the Test Well and the manner in which it is drilled. In the event of a conflict between the provisions of the JOA and the terms of this Agreement, the terms of this Agreement shall prevail. Development wells (offsets to this original) on this lease/prospect shall be drilled under the terms of the JOA.

6. This Agreement is not intended to create, nor shall the same be construed as creating, a mining partnership, commercial partnership, joint venture or other partnership or agency relation, or as creating an association taxable as a corporation. Rather it is the intent and purpose of the Agreement to create a relationship which is limited to the acquisition, co-ownership and operation of oil and gas properties for the accounts of the parties individually and in which the rights, obligations and liabilities of the parties shall always be several and not joint or collective.

7. Participant understands and agrees that the interests in the oil and gas leases sold by Mid-OK have not been approved or disapproved by the Securities and Exchange Commission or any State Securities Commission. Further, Participant understands such interests have not been registered under the Securities Act of 1933 or under the securities laws of any state.

8. Participant is an experienced and knowledgeable investor in the oil, gas and mineral resources industry and has previously expended substantial amounts in the acquisition and development of oil and gas properties. Participant understands and agrees that Mid-OK makes no guarantees or warranties regarding the potential success or outcome of the Prospect and that investments in the oil and gas industry are inherently risky. Prior to purchasing these interests, Participant has been advised by its counsel or such other persons as it deems appropriate concerning the Prospect and this Agreement, and the tax, legal, economic, risk and other considerations relating to such purchase. Participant is not relying on any advice or representations of Mid-OK or any representative thereof in purchasing the interests herein. The interests to be acquired by Participant are being acquired for Participant's own account, for investment, and not with a view to distribution or resale. Participant may not offer, sell, transfer, assign, pledge or otherwise dispose of or encumber all or any part of the interests without the express written consent of Mid-OK.

9. The terms, covenants and conditions of this Agreement shall extend to, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Agreement will be governed by and enforced in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely therein. This Agreement and its Exhibits contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties with respect to the subject matter herein. Any notice required or permitted hereunder shall be given as provided in the JOA.

If the foregoing meets with your approval, please sign this Agreement in the space below, sign the AFE and the Joint Operating Agreement, have your JOA signature notarized and return to my attention at your earliest convenience. Upon receipt, Mid-OK will execute one copy of the JOA and return it to you for your records.

Sincerely,

Name: Scott Thomas Signature: [signature]
General Partner*
Mid-OK Energy Partners

*Signature of any one of the General Partners Steve Van Horn, Jack Despain, or Scott Thomas.

CHECKS MADE PAYABLE TO MID-OK ENERGY PARTNERS (Magnolia Prospect).

AGREED TO AND ACCEPTED THIS 31st DAY OF March, 2010.
PARTICIPANT ELECTS TO ACQUIRE 3 % OF THE PROSPECT.

LJM Energy Corp.

By: [signature]

Title (if applicable): Joel Felix, President

Address: 502 East John Street
Carson City, NV 89706

Telephone: ______

Email Address: ______

"EHIIBIT A"
SCHEDULE OF WORKING INTEREST PARTICIPATION
Mid-OK Energy Partners

~~KNIGWOOD #1~~ MAGNOLIA #1

Lease and Legal Costs:		
240 Acres @ $300.00	$ 72,000.00	
Title Opinion	$ 10,000.00	
Total Lease and Legal Costs		$ 82,000.00
Prospect Development Costs:		
Prospect Development Fee (Mid-OK)		$ 30,000.00
TOTAL LEASE, LEGAL & PROSPECT COSTS		$ 112,000.00
Prospect Cost of 1% Working Interest	$ 1120.00	
DRILLING COSTS (A.F.E.)		$ 262,500.00
Drilling Costs of 1% Working Interest	$2,625.00	
TOTAL LEASE, LEGAL, PROSPECT & DRILLING COSTS Equal Total Dry Hole Costs of		$ 374,500.00
Total Dry Hole Costs per 1% WI	$3,745.00	
Participant(s) % WI of Dry-hole Costs	______	
Multiplied times $3,745.00 per 1% =	$ 11,235 (Due upon Subscription)	
COMPLETION COSTS (A.F.E.)		$ 234,376.00
Total Completion Costs per 1% WI	$2,343.76	
Participant(s) % WI of Completion Costs	______	
Multiplied times $2,343.76 per 1% =	$ 7,031.28 (Due upon completion)	
TOTAL ESTIMATED WELL COST (Assuming Completion)		$ 584,876.00
Multiplied 1% WI times $6,088.76	$ 18,266.28 (Combined Total)	

All figures are estimates based on the current AFE (budget) and are subject to change based on the actual costs incurred to drill, and complete the well if productive.